Exhibit 99(a)

For additional information contact:                                                                                                                          Andrew Moreau 501-905-7962
                                                                                         Vice President  – Corporate Communications
                                                                                         andrew.moreau@alltel.com

                                                                                         Tim Hicks 501-905-8991
                                                                                                                                                                                         Assistant Treasurer
                                                                                                                                                                                         alltel.investor.relations@alltel.com

                                                                                                         May 15, 2008

Alltel adds one million gross wireless customers in the first quarter

LITTLE ROCK, Ark. – Alltel achieved record customer growth in the first quarter, adding more than 1 million gross customers for the second consecutive quarter. Net customer additions also hit a new high with a 63 percent increase year-over-year.

“We are pleased with our results across the board, and I am extremely proud of our team for staying focused in our first full quarter under new ownership,” said President and Chief Executive Officer Scott Ford. “We are off to a strong start for the year, with consolidated EBITDA up 18 percent year-over-year.”

Alltel completed its merger with an affiliate of TPG Capital and GS Capital Partners in November 2007 and ceased trading on the New York Stock Exchange.

Among the highlights for the first quarter:

•
Revenues were $2.3 billion, an 11 percent increase from the same period a year ago. The company reported a net loss of $125 million, due primarily to significant increases in interest costs and depreciation and amortization expense following the completion of the merger.

•
Alltel added just over 1 million gross customers through internal growth, a 26 percent increase from a year ago. Post-pay net additions were 163,000, up 50 percent year-over-year, and pre-pay net adds were 183,000. Reseller net adds, which Alltel is including this quarter in order to be consistent with industry practice, were 39,000. Total net adds were 385,000, an all-time high.

•	Post-pay churn was 1.34 percent, essentially flat year-over-year, and total churn was 1.83 percent, up 6 basis points year-over-year.
•	Average revenue per wireless customer (ARPU) was $53.64, up 2 percent from last year. Data revenue per customer reached a new high of $7.50, a 60 percent increase year-over-year.
•	Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) was $847 million, an 18 percent increase from the same period a year ago.
A table describing consolidated EBITDA and reconciling net income to consolidated EBITDA is included in the schedules accompanying this release.

                Alltel operates America’s largest wireless network, which delivers voice and advanced data services nationwide to more than 13 million customers. Headquartered in Little Rock, Ark., Alltel is a Forbes 500 company with annual revenues of nearly $9 billion.

                  Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; failure of our suppliers, contractors and third-party retailers to provide the agreed upon services; changes in communications technology; the effects of a high rate of customer churn; the risks associated with the integration of acquired businesses or any potential future acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; our withdrawal from the bidding for licenses in the 700 MHz spectrum auction; potential increased costs due to perceived health risks from radio frequency emissions; the effects of declines in operating performance, including impairment of certain assets; risks relating to the renewal and potential revocation of our wireless licenses; potential higher than anticipated inter-carrier costs; potential increased credit risk from first-time wireless customers; the potential for adverse changes in the ratings given to Alltel’s debt securities by nationally accredited ratings organizations; risks relating to our substantially increased indebtedness following the Merger (as defined herein) and related transactions, including a potential inability to generate sufficient cash to service our debt obligations, and potential restrictions on the Company’s operations contained in its debt agreements; potential conflicts of interest and other risks relating to the Sponsors (as defined herein) having control of the Company; loss of the Company’s key management and other personnel or inability to attract such management and other personnel; the effects of litigation, including relating to telecommunications technology patents and other intellectual property; the effects of federal and state legislation, rules, and regulations governing the communications industry; and potential unforeseen failure of the Company’s technical infrastructure and system. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

  www.alltel.com

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ALLTEL CORPORATION
CONSOLIDATED HIGHLIGHTS AND SUPPLEMENTAL OPERATING INFORMATION (UNAUDITED)
(Dollars in millions, except per customer amounts)
	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2008	2007	Amount	%
Service revenues	$2,089.6	$1,880.1	$209.5	11
Total revenues and sales	$2,315.6	$2,078.5	$237.1	11
Operating income	$278.5	$354.3	$(75.8)	(21)
Income (loss) from continuing operations	$(124.8)	$230.3	$(355.1)	(154)
Net income (loss)	$(124.9)	$230.1	$(355.0)	(154)
Consolidated EBITDA	$847.3	$719.5	$127.8	18
Capital expenditures (A)	$146.3	$169.6	$(23.3)	(14)
Service revenue operating margin (B)	13.3%	18.8%	(5.5% )	(29)
Operating margin (C)	12.0%	17.0%	(5.0% )	(29)
Service revenue Consolidated EBITDA margin (D)	40.5%	38.3%	2.2%	6
Controlled POPs	79,383,821	79,575,793	(191,972)	-
Customers	13,170,134	12,060,572	1,109,562	9
Penetration rate	16.6%	15.2%	1.4%	9
Average customers	12,984,606	11,940,660	1,043,946	9
Average retail customers (excludes reseller customers)	12,202,915	11,178,393	1,024,522	9
Gross customer additions:
Postpay	588,849	532,151	56,698	11
Prepay	422,135	335,322	86,813	26
Reseller	82,271	-	82,271	-
Total internal	1,093,255	867,473	225,782	26
Net customer additions:
Postpay	162,926	108,884	54,042	50
Prepay	183,167	127,750	55,417	43
Reseller	38,848	-	38,848	-
Total internal	384,941	236,634	148,307	63
Cash costs:
Cost of services	$652.7	$611.0	$41.7	7
Cost of products sold	335.4	287.5	47.9	17
Selling, general, administrative and other	505.0	469.9	35.1	7
Less product sales	226.0	198.4	27.6	14
Total	$1,267.1	$1,170.0	$97.1	8
Cash costs per unit per month (E)	$32.53	$32.66	$(.13)	-
Revenues:
Service revenues	$2,089.6	$1,880.1	$209.5	11
Less wholesale roaming revenues	178.1	154.2	23.9	15
Less wholesale transport revenues	39.7	46.4	(6.7)	(14)
Less reseller revenues	4.9	6.2	(1.3)	(21)
Retail revenues	$1,866.9	$1,673.3	$193.6	12
Average revenue per customer per month (F)	$53.64	$52.49	$1.15	2
Retail revenue per customer per month (G)	$51.00	$49.90	$1.10	2
Retail minutes of use per customer per month (H)	770	651	119	18
Postpay churn	1.34%	1.33%	.01%	1
Total churn	1.83%	1.77%	.06%	3

Note: Since January 1, 2002, the number of reseller customers included in the customer base has not changed and Alltel has not included the effects of reseller activity in its reported gross and net customer additions for any period subsequent to 2001. Revenues earned from resellers had been classified as retail revenues. Effective January 1, 2008, Alltel changed its classification of reseller activity from retail to wholesale operations and prospectively will include reseller customers in its reported gross and net customer additions, consistent with industry practice. Prior period retail revenue per unit statistics have been adjusted to reflect the reclassification of the reseller operations. Prior period average and total customer counts were not adjusted for reseller customers because the effects were immaterial.

(A) Includes capitalized software development costs.
(B) Service revenue operating margin is calculated by dividing operating income by service revenues.
(C) Operating margin is calculated by dividing operating income by total revenues and sales.
(D) Service revenue Consolidated EBITDA margin is calculated by dividing Consolidated EBITDA by service revenues.
(E)  Cash costs per unit per month is calculated by dividing the sum of the reported cost of services, cost of products sold, selling, general, administrative and other expenses less product sales by average customers for the period.

(F) Average revenue per customer per month is calculated by dividing service revenues by average customers for the period.
(G) Retail revenue per customer per month is calculated by dividing retail revenues (service revenues less wholesale and reseller revenues) by average retail customers for the period.
(H) Retail minutes of use per customer per month represents the average monthly minutes that Alltel's customers use on both the Company's network and while roaming on other carriers' networks.
Consolidated EBITDA has been reconciled to net income (loss) on page 5.

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS-Page 2
(Millions)

	THREE MONTHS ENDED

	March 31,	March 31,
	2008	2007
	(Successor)	(Predecessor)
Revenues and sales:
Service revenues	$2,089.6	$1,880.1
Product sales	226.0	198.4
Total revenues and sales	2,315.6	2,078.5
Costs and expenses:
Cost of services	652.7	611.0
Cost of products sold	335.4	287.5
Selling, general, administrative and other	505.0	469.9
Depreciation and amortization	526.5	349.5
Integration expenses, restructuring and other charges	17.5	6.3
Total costs and expenses	2,037.1	1,724.2
Operating income	278.5	354.3
Equity earnings in unconsolidated partnerships	13.0	15.0
Minority interest in consolidated partnerships	(8.2)	(9.7)
Other income, net	14.1	7.7
Interest expense	(496.5)	(46.7)
Gain on disposal of assets	-	56.5
Income (loss) from continuing operations before income taxes	(199.1)	377.1
Income tax expense (benefit)	(74.3)	146.8

Income (loss) from continuing operations	(124.8)	230.3
Loss from discontinued operations	(0.1)	(0.2)

Net income (loss)	$(124.9)	$230.1

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ALLTEL CORPORATION
CONSOLIDATED BALANCE SHEETS-Page 3
(Millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	March 31,	December 31,		March 31,	December 31,
	2008	2007		2008	2007

CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and short-term investments	$1,031.6	$833.3	Current maturities of long-term debt	$289.7	$140.1
Accounts receivable (less allowance for			Accounts payable	519.2	603.6
doubtful accounts of $49.2 and			Advance payments and customer deposits	208.0	195.9
$32.6, respectively)	799.9	831.1	Accrued taxes	121.9	120.4
Inventories	167.4	196.0	Accrued interest	162.4	187.1
Prepaid expenses and other	128.9	142.8	Other current liabilities	162.4	271.9
Assets related to discontinued operations	0.4	0.3	Liabilities related to discontinued operations	0.3	0.2

Total current assets	2,128.2	2,003.5	Total current liabilities	1,463.9	1,519.2

Investments	535.2	536.1
Goodwill	16,945.3	16,917.4	Long-term debt	23,347.0	23,374.7
Other intangibles	6,599.4	6,784.6	Deferred income taxes	2,342.0	2,542.7
			Other liabilities	542.4	266.4
PROPERTY, PLANT AND EQUIPMENT:
Land and improvements	255.6	251.1	Total liabilities	27,695.3	27,703.0
Buildings and improvements	860.6	836.4
Operating plant and equipment	3,801.9	3,650.3
Information processing	403.1	368.8
Furniture and fixtures	106.0	99.8	SHAREHOLDERS' EQUITY:
Under construction	259.2	360.1	Common stock	4.5	4.5
			Additional paid-in capital	4,539.1	4,536.7
Total property, plant and equipment	5,686.4	5,566.5	Accumulated other comprehensive loss	(163.4)	(5.3)
Less accumulated depreciation	499.1	164.9	Retained deficit	(228.3)	(103.4)

Net property, plant and equipment	5,187.3	5,401.6	Total shareholders' equity	4,151.9	4,432.5

Other assets	444.9	485.3
Assets related to discontinued operations	6.9	7.0
			TOTAL LIABILITIES AND
TOTAL ASSETS	$31,847.2	$32,135.5	SHAREHOLDERS' EQUITY	$31,847.2	$32,135.5

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS-Page 4
(Millions)

	March 31,	March 31,
	2008	2007
	(Successor)	(Predecessor)
Cash Flows from Operating Activities:
Net income (loss)	$(124.9)	$230.1
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Loss from discontinued operations	0.1	0.2
Depreciation and amortization	526.5	349.5
Provision for doubtful accounts	24.7	37.3
Amortization of deferred financing costs	45.7	0.7
Non-cash portion of gain on disposal of assets	-	(56.5)
Change in deferred income taxes	(79.9)	12.1
Other, net	(0.5)	(7.4)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	6.4	3.5
Inventories	28.6	4.3
Accounts payable	(84.4)	(89.8)
Other current liabilities	(125.6)	99.0
Other, net	(10.9)	(21.8)
Net cash provided from operating activities	205.8	561.2

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(138.1)	(161.8)
Additions to capitalized software development costs	(8.2)	(7.8)
Purchases of property, net of cash acquired	-	(2.5)
Proceeds from the sale of assets	18.0	-
Proceeds from the sale of investments	-	188.7
Proceeds from the return on investments	13.2	10.9
Other, net	3.8	(0.4)
Net cash provided from (used in) investing activities	(111.3)	27.1

Cash Flows from Financing Activities:
Dividends paid on common and preferred stock	-	(45.9)
Repayments of long-term debt	(35.4)	(0.7)
Repurchases of common stock	-	(938.8)
Distributions to minority investors	(10.8)	(7.7)
Excess tax benefits from stock option exercises	-	3.8
Long-term debt issued	150.0	-
Common stock issued	-	42.4
Net cash provided from (used in) financing activities	103.8	(946.9)

Cash Flows from Discontinued Operations:
Cash provided from (used in) operating activities	(0.1)	1.9
Cash provided from (used in) investing activities	0.1	(0.7)
Cash provided from (used in) financing activities	-	-
Net cash provided from discontinued operations	-	1.2

Increase (decrease) in cash and short-term investments	198.3	(357.4)

Cash and Short-term Investments:
Beginning of the period	833.3	934.2
End of the period	$1,031.6	$576.8

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ALLTEL CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED EBITDA (UNAUDITED)-Page 5
(Millions)

		THREE MONTHS ENDED

		March 31,	March 31,
		2008	2007
		(Successor)	(Predecessor)

Net income (loss)		$(124.9)	$230.1
Loss from discontinued operations	(A)	0.1	0.2
Income tax expense (benefit)		(74.3)	146.8
Interest expense, net of interest income		484.1	39.5
Depreciation and amortization		526.5	349.5
EBITDA		811.5	766.1
Minority interest in consolidated partnerships		8.2	9.7
Equity earnings in unconsolidated partnerships, net of cash distributions received		(0.3)	(4.4)
Gain on disposal of assets	(B)	-	(56.5)
Stock-based compensation expense, net of restricted shares surrendered for tax	(C)	2.4	5.7
Integration expenses, restructuring and other charges	(D)	17.5	6.3
Non-cash rental income, net of amortization of related deferred leasing costs	(E)	-	(8.5)
Other non-cash items		(0.6)	1.1
Management fee payable to Sponsors	(F)	8.6	-
Consolidated EBITDA		$847.3	$719.5

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ALLTEL CORPORATION
NOTES TO RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED EBITDA
(UNAUDITED) -Page 6

On November 16, 2007, Alltel Corporation ("Alltel" or the "Company") was acquired by Atlantis Holdings LLC, a Delaware limited liability company ("Atlantis Holdings" or "Parent") and an affiliate of private investment funds TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (together the "Sponsors").  The acquisition was completed through the merger of Atlantis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, with and into Alltel (the "Merger"), with Alltel surviving the Merger as a privately-held, majority-owned subsidiary of Parent.  Although Alltel continues as the same legal entity after the Merger, Atlantis Holdings' cost of acquiring Alltel has been pushed-down to establish a new accounting basis for Alltel.  Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the consummation of the Merger.

Alltel also has presented calculations of earnings before interest, taxes and depreciation and amortization expense ("EBITDA") and Consolidated EBITDA.  Alltel has included this presentation of Consolidated EBITDA because covenants in Alltel Communications, LLC’s senior secured credit facilities contain ratios based on this measure.  Measurements of Consolidated EBITDA are based on the Company’s calculation of EBITDA (net income (loss), excluding the effects of discontinued operations, and before net interest expense, provision for income taxes and depreciation and amortization) adjusted to exclude unusual items, certain non-cash charges and other items permitted in calculating covenant compliance under the indenture and the credit facilities.  Alltel believes that the application of these supplementary adjustments to EBITDA in determining Consolidated EBITDA are appropriate to provide additional information to investors to demonstrate compliance with its financing covenants.  If the Company’s Consolidated EBITDA were to decline below certain levels, covenants in the senior secured credit facilities that are based on Consolidated EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment of amounts outstanding under the senior secured term loan facility.

EBITDA and Consolidated EBITDA are not measures calculated in accordance with GAAP and should not be considered a substitute for operating income, net income (loss) or any other measure of financial performance reported in accordance with GAAP or as measures of operating cash flows or liquidity.  The presentation of EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company’s results of operations or cash flows as reported under GAAP.  In particular, EBITDA and Consolidated EBITDA should not be viewed as a reliable indicator of Alltel’s ability to generate cash to service its debt obligations because certain of the items added to net income (loss) to determine EBITDA and Consolidated EBITDA involve outlays of cash.  As a result, actual cash available to service the Company’s debt obligations will be different from Consolidated EBITDA.  In addition to demonstrating compliance with its financing covenants, Alltel believes that the presentation of EBITDA and Consolidated EBITDA is helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of the Company’s core business operations.

(A)	The following are included in discontinued operations:

On November 7, 2007, Alltel signed a definitive agreement to sell one of its wireless markets for cash.  Accordingly, this market has been classified from that date as discontinued operations.  The sale is expected to be completed by mid-2008.

As a condition of receiving approval from the Department of Justice ("DOJ") and the Federal Communications Commission ("FCC") for its acquisition of Midwest Wireless Holdings ("Midwest Wireless"), on September 7, 2006, Alltel agreed to divest certain wireless operations in four rural markets in Minnesota.  Accordingly, the four markets to be divested in Minnesota have been classified as discontinued operations in the accompanying unaudited consolidated financial statements and an impairment charge of $1.7 million was recorded to reflect the fair value less cost to sell of the four rural markets required to be divested.  On April 3, 2007, Alltel completed the sale of these properties.

(B)
Through its merger with Western Wireless Corporation completed on August 1, 2005, Alltel acquired marketable equity securities.  On January 24, 2007, Alltel completed the sale of these securities for $188.7 million in cash and recorded a pretax gain from the sale of $56.5 million which is included in gain on disposal of assets.

(C)	Compensation expense recognized by Alltel related to restricted stock and stock option awards.
(D)	The following are included in integration expenses, restructuring and other charges:

In the first quarter of 2008, Alltel incurred $12.7 million of incremental expenses related to its participation in the 700 MHz spectrum auction conducted by the FCC that was completed on March 18, 2008.  Alltel did not obtain any licenses in the 700 MHz spectrum auction.  The auction-related expenses primarily consisted of consulting fees and estimated bid withdrawal payments to be remitted to the FCC as a result of the Company withdrawing certain bids made during the course of its participation in the auction.  In connection with the Merger, Alltel incurred $3.4 million of incremental costs, primarily consisting of $2.4 million in employee retention bonuses and additional legal and accounting fees of $0.7 million.  Alltel also recorded severance and employee benefit costs of $1.4 million related to a planned workforce reduction in connection with the reorganization of its corporate marketing operations.

In the first quarter of 2007, the Company incurred $2.6 million of integration expenses related to its acquisitions of Midwest Wireless and wireless properties in Illinois, Texas and Virginia completed during 2006.  These expenses primarily consisted of branding, signage and computer system conversion costs.  Alltel also recorded a pretax charge of $3.7 million associated with the closing of two call centers consisting of severance and employee benefit costs related to a planned workforce reduction.

(E)
Represents non-cash rental income and amortization of deferred leasing costs related to Alltel's agreement to lease cell site towers to American Tower Corporation.  The deferred rental income was received in advance by Alltel under the terms of the leasing agreement.  The remaining deferred rental income and deferred leasing costs were written-off in connection with the Merger.

(F)
Represents the annual management fee and out-of-pocket expenses payable in each case to affiliates of the Sponsors in exchange for consulting and management advisory services.  The annual management fee is equal to one percent of Alltel’s Consolidated EBITDA.

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